Exhibit (e)(3)

AMENDED SCHEDULE A

SERIES OF ING PARTNERS, INC.

ING American Century Small-Mid Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value Portfolio
ING Davis New York Venture Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Growth Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution 2055 Portfolio
ING Index Solution Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Legg Mason Partners Aggressive Growth Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution 2055 Portfolio
ING Solution Growth and Income Portfolio
ING Solution Growth Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

AMENDED SCHEDULE B

ADVISORY FEES

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING American Century Small-Mid Cap Value Portfolio	1.00%
ING Baron Asset Portfolio	0.95% of the first $2 billion of assets 0.90% of the next $1 billion of assets 0.85% of the next $1 billion of assets 0.80% of assets thereafter
ING Baron Small Cap Growth Portfolio	0.85% of the first $4 billion of assets 0.80% of assets thereafter
ING Columbia Small Cap Value Portfolio	0.75%
ING Davis New York Venture Portfolio	0.80%
ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series
ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series
ING Fidelity® VIP Growth Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series
ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series
ING Index Solution 2015 Portfolio	0.10%
ING Index Solution 2025 Portfolio	0.10%
ING Index Solution 2035 Portfolio	0.10%
ING Index Solution 2045 Portfolio	0.10%
ING Index Solution 2055 Portfolio	0.10%
ING Index Solution Income Portfolio	0.10%
ING JPMorgan Mid Cap Value Portfolio	0.75%
ING Legg Mason Partners Aggressive Growth Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING Oppenheimer Global Portfolio	0.60% of the first $11 billion of assets 0.58% of the next $4 billion of assets 0.56% of assets thereafter
ING Oppenheimer Strategic Income Portfolio	0.50% on the first $6.5 billion; 0.475% on the next $5 billion; 0.45% on the next $5 billion; 0.43% on assets over $16.5 billion
ING PIMCO Total Return Portfolio	0.50%
ING Pioneer High Yield Portfolio	0.60% on the first $5 billion; 0.50% on the next $2 billion; 0.40% on the next $2 billion; 0.30% on assets over $9 billion
ING Solution 2015 Portfolio	0.10%
ING Solution 2025 Portfolio	0.10%
ING Solution 2035 Portfolio	0.10%
ING Solution 2045 Portfolio	0.10%
ING Solution 2055 Portfolio	0.10%
ING Solution Growth and Income Portfolio	0.10%
ING Solution Growth Portfolio	0.10%
ING Solution Income Portfolio	0.10%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%
ING T. Rowe Price Growth Equity Portfolio	0.60%
ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million; 0.75% on assets over $500 million
ING Thornburg Value Portfolio	0.65%
ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million
ING Van Kampen Comstock Portfolio	0.60%
ING Van Kampen Equity and Income Portfolio	0.55%